Premium Authority CBD Blog, Google Ranked - No product holding Legal Moneymaker

CBD & Hemp Oil Dropship& BRANDABLE DOMAIN - HOTTEST NICHE! - DON'T MISS OUT!

At a glance

Touch a value for a description Site Type

Content Platform

Site Age 6 months Net Profit

$207 p/mo

Traffic

Page Views 39 p/mo Unique Visits 34 p/mo

500

250

0

0

Jun 19

Aug 19

Oct 19

Financials

Gross Revenue

$234 p/mo Net Profit

$207 p/mo

+ $600

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+ $400

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+ $200                                             ♦                    ♦

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May 19                             Jul 19                             Sep 19

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data is provided via a connection to Google Analytics. Sellers can grant you read-only access to Google Analytics for the purposes of verifying this information. Contact Seller to request read-only access.

Traffic

.II Google Analytics

400

300                                                                                                                                                                                                     •

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200

100

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Jun 19                                      Jul 19

Uniques Page Views

Oct 19 243        295

()

Aug 19                                     Sep 19                                  Oct 19

Uniques Page Views

Sep 19 55	55
Aug 19 2	3
Jul 19 55	58
Jun 19 61 Traffic Health	61

Pages / Session 1.23

Avg. Session Duration 00:00:13

Bounce Rate 80.54%

Top Channels

Page Views % of Total

Social               127             43%

Direct               84               28%

Organic Search 83              28%

Referral           1                 0.34%

Top Countries

Page Views

United States 208

Canada	23
(not set)	13
Australia	11
Italy	6

data is provided by the seller. We encourage you to verify financial claims. Request a video walkthrough, an income tax return, or more information. Contact Seller to request and verify information.

Financials

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Monetization Methods

Claimed Monthly Revenue and Profit

+ $500

+$400                                                                                                                                                    •

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May 19                         Jun 19                          Jul 19                          Aug 19                         Sep 19                     Oct 19

Revenue Costs Profit

•      Gross Revenue       •     Net Profit

May 19 $0	$0	$0
Jun 19 $299	$55	$244
Jul19 $199	$25	$174
Aug 19 $200	$25	$175
Sep 19 $398	$55	$343
Oct 19 $309	$1	$308

Seller's Notes

This website has both evergreen content (meaning the information is always helpful and correct, not that the content is self updating) and also user generated content.

CannabidiolHemp.net

Highlights: -Dropshipping; no inventory headache, extremely popular CBD oil related products, USA supplier, full after-sale support ,easy to manage; WordPress ,brandable domain

Are you looking to start your dropshipping journey and specifically want to dive into one of the hottest niches?

.C.annabidiol Hemp be yours! Extremely brandable domain with authoritative eCommerce design.

The domain is a premium memorable domain and worth quite a lot.

Markup is around 15% which brings $3 to $40 profit on each product while staying competitive. The supplier is in the US and it delivers the products in 5-7 days at no cost.

A starter turnkey business designed for you.

This website has both evergreen content (meaning the information is always helpful and correct, not that the content is self updating) and also user generated content.

What is CBD oil?

CBD is one of many compounds, known as cannabinoids, in the cannabis plant. Researchers have been looking at the possible therapeutic uses of CBD.

HOW DROPSHIPPING WORKS

Dropshipping is an order fulfillment method that does not require a business to keep products in stock. Instead, the store sells the product, and passes on the sales order to a third-party supplier, who then ships the order to the customer.

CBD OIL:

CBD supplements can be used to help promote a sense of calm, as well as support focus and the management of normal day-to-day stresses. They are not designed to treat, cure, or diagnose any form of medical ailment.

Imagine in 1-2 years that marijuana will be totally legal in all states and the popularity of cannabis products will be skyrocketed.

cannabidiol hemp keyword receives 450,000 searches every month.

This niche is a trending niche, see on Google Trends

-The Hemp Business Journal estimated that the CBD market will grow to a $2.1 billion market in consumer sales by 2020 with $450 million of those sales coming from hemp-based sources. (read more)

TOTALLY NEWBIE FRIENDLY

In order to run this site, you need absolutely no coding skills or any complicated tech knowledge. The articles are automatically published by a premium plugin and these articles will bring organic traffic to the site. Only work you need to do is ordering the product you sell from the supplier's site and enter the customers' information on the orders.

Powerful design: This is an exteremely authoritative looking website with unique banners and high quality graphics along with easy shopping experience. Easy checkouts, fast transactions. It has everything to make a targeted visitor buy a product.

Why are you selling the business?

This website is specifically designed for the winner of this auction.

How does the business generate revenue?

Dropshipping.

What marketing initiatives have been used for this business?

None. This website is specifically designed for the winner of this auction.

How can the future owner improve the business?

Advertising on social media, adding unique content for organic traffic. Who is LeapSwing?

OUR BUSINESS IS SEO AND GROWING BRANDS ONLINE

We can offer NEW users a great view and help on growing this website and also other brands. TOS:

This auction is for the domain and the associated website. What's explicitly listed below is exactly what's included.

•     The assets you will receive are the following:

•      1. Domain -Full rights

•      2. Website - Latest Wordpress CMS

•               -All Current Posts

•         -Themes 5 GPL/GNU free to resell

•         -MySql database.

•             -Following plugins: GDPR / PRIVACY PAGES/ SEO

•     3. You will receive FREE professional support for 30 days post sale.

How will you receive your domain and wesbite ?

You will receive domain transfer (domain transfer push to current registrar only) and free transfer of website and databases for website. You will receive access to the website via free web hosting for 1 year post sale (must abide by web hosting TOS) (wordpress admin also) plus a free full back up of the website for you to download. (If you prefer to move your website to a different host)

How is traffic generated?

Traffic is a combination of social and organic. Mainly in USA, Canada and UK.

Please note that we outsource analytics and do not have 3rd party access to the SEO company handling it. GA acct not transferrable. We have supplied additional analytics below as current analytics were placed on posts and don't show full traffic spectrum via GA. How can new owner grow the site?

**All methods we've experimented with are included. Affiliate accounts aren't transferrable and you will be able to sign up for them right away with the information we give you. PLUS 5 new programs just approved for.

A list of all companies we have used and additional programs to sign up for will be available for buyer to view *after* domain and website are transferred and payment release is processed. These are in no particular order of importance or specific value.

Simply supplying all possible types and avenues of possible future income. We make honest statements and are a trusted USA based seller on Flippa.

Please note that all bids are binding. If you are uncertain of anything before placing your bid, feel free to PM us for help. All current SEO best practises are already in place.

Building out social media is the best way to drive traffic. (Posting on social media such as pinterest and instagram)

As a lot of customers are either new to SEO or don't have current infonnation on how to drive real traffic, we will share links to other SEO authorities that we admire and/or work with.

Buying websites can be considered akin to portfolio investments. Promises of future performance are verbotten, but generally you can guess how favorably the site will profit with some effort and simply following a proven plan.

We can guarantee that you will receive the most informed and update advice on internet marketing.

Additionally, we offer many insider info and unique affiliate programs outside the scope of the auction that are related to other niches to help you expand and grow your brand online. (these are bonuses not related to this listing)

These programs have made users upwards of 200k per year